Exhibit (h)(4)(xiv)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 5, dated as of September 30, 2005 (“Amendment No. 5”), to the Amended and Restated Participation Agreement dated as of July 15, 2002 (“Agreement”) as amended by Amendment No. 1 dated as of May 2, 2003, Amendment No. 2 dated as of July 9, 2004, Amendment No. 3 dated October 1, 2004 and Amendment No. 4 dated May 1, 2005 (collectively, the “Amendments”), by and among EQ Advisors Trust, AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree that Schedule B to the Agreement and Amendments is replaced in its entirety by the schedule attached hereto entitled “Schedule B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski Chief Financial Officer		Steven M. Joenk Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:	/s/ Jamie Shepherdson	By:	/s/ Robert S. Jones
	Jamie Shepherdson Chief Executive Officer		Robert S. Jones Chairman of the Board

SCHEDULE B

AMENDMENT NO. 5 TO THE AMENDED AND RESTATED PARTICIPATION AGREEMENT

PORTFOLIOS OF

EQ ADVISORS TRUST CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Money Market Portfolio

  (fka EQ/Alliance Money Market Portfolio )

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Large Cap Growth Portfolio

  (fka EQ/Alliance Premier Growth Portfolio)

EQ/Alliance Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Bernstein Diversified Value Portfolio

  (fka Lazard Large Cap Value Portfolio)

EQ/Bear Stearns Small Company Growth Portfolio

  (fka EQ/Enterprise Small Company Growth Portfolio)

EQ/Boston Advisors Equity Income Portfolio

  (fka EQ/Enterprise Equity Income Portfolio)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Capital Guardian Growth Portfolio

  (fka EQ/Putnam Voyager Portfolio)

EQ/Caywood-Scholl High Yield Bond

  (fka EQ/Enterprise High Yield Bond Portfolio)

EQ/Enterprise Capital Appreciation Portfolio

EQ/Enterprise Deep Value Portfolio

EQ/Enterprise Global Socially Responsive Portfolio

EQ/International Growth Portfolio

  (fka EQ/Enterprise International Growth Portfolio)

EQ/Enterprise Managed Portfolio

EQ/Enterprise Multi-Cap Growth Portfolio

EQ/Equity 500 Index Portfolio

  (fka Alliance Equity Index Portfolio)

EQ/Evergreen International Bond Portfolio

EQ/Evergreen Omega Portfolio

  (fka Evergreen Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

  (fka Warburg Pincus Small Company Value Portfolio)

EQ/Mergers and Acquisitions Portfolio

  (fka EQ/Enterprise Mergers and Acquisitions Portfolio)

EQ/Small Company Value Portfolio

EQ/Enterprise Small Company Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

  (fka JPM Core Bond Portfolio)

EQ/JP Morgan Value Opportunities Portfolio

  (fka EQ/Putnam Growth and Income Portfolio)

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfoliio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

  (fka Merrill Lynch Value Equity Portfolio)

EQ/Mercury International Value Portfolio

  (fka EQ/Putnam International Equity Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/MFS Investors Trust Portfolio

  (fka MFS Growth with Income Portfolio)

EQ/Montag & Caldwell Growth Portfolio

  (fka EQ/Enterprise Growth Portfolio)

EQ/MONY Diversified Portfolio

EQ/MONY Equity Income Portfolio

EQ/MONY Equity Growth Portfolio

EQ/ Government Securities Portfolio

  (fka EQ/MONY Government Securities Portfolio)

EQ/ Intermediate Term Bond Portfolio

  (fka EQ/MONY Intermediate Term Bond Portfolio)

EQ/ Long Term Bond Portfolio

  (fka EQ/MONY Long Term Bond Portfolio)

EQ/ MONY Money Market Portfolio

EQ/PIMCO Real Return Portfolio

  (fka EQ/Enterprise Total Return Portfolio)

EQ/Small Company Index Portfolio

  (fka BT Small Company Index Portfolio)

EQ/ Short Duration Bond Portfolio

  (fka EQ/Enterprise Short Duration Bond Portfolio)

EQ/TCW Equity Portfolio

  (fka EQ/Enterprise Equity Portfolio)

EQ/UBS Growth and Income Portfolio

  (fka EQ/Enterprise Growth and Income Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

  (fka EQ/Emerging Markets Equity Portfolio)

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio